Exhibit 99.1
PRELIMINARY PROXY CARD

TOREADOR RESOURCES CORPORATION C/O TOREADOR HOLDING SAS 5 RUE SCRIBE 75009 PARIS, FRANCE
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M34635-P08650	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TOREADOR RESOURCES CORPORAITON
The Board of Directors recommends that you vote
FOR Item 1, FOR Item 2, and FOR Item 3:

1.	Proposal to approve the Agreement and Plan of Merger and Contribution, dated August 9, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation.	For ☐	Against ☐	Abstain ☐

2.	Proposal to approve on a non-binding, advisory basis, the golden parachute compensation that may be payable to our named executive officers in connection with the proposed merger	For ☐	Against ☐	Abstain ☐

3.	Proposal to approve an adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the Special Meeting to vote in favor of approval of the Merger Agreement.	For ☐	Against ☐	Abstain ☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

Please indicate if you plan to attend this meeting	Yes ☐	No ☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement/Prospectus is available at www.proxyvote.com.

M34636-P08650

TOREADOR RESOURCES CORPORATION
C/O Toreador Holding SAS
5 rue Scribe
75009 Paris, France
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE SPECIAL MEETING ON [•], 2011
The undersigned hereby constitutes and appoints Craig M. McKenzie and Marc Sengès, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Toreador Resources Corporation held of record by the undersigned on [•], 2011, at the Special Meeting of Stockholders to be held at [•], on [•], [•], 2011, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated [•], 2011 and the proxy statement/prospectus accompanying such notice.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE MERGER AGREEMENT, (II) FOR THE APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE GOLDEN PARACHUTE COMPENSATION THAT MAY BE PAYABLE TO OUR NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE PROPOSED MERGER, (III) FOR THE APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT, AND (IV) IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE SPECIAL MEETING.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
Continued and to be signed on reverse side